Exhibit 21.1

CNL Healthcare Properties, Inc.

Subsidiaries of the Registrant

All entities were formed in Delaware, unless otherwise noted, and all entities do business under the name listed, unless otherwise noted.

1.	CHP Batesville Healthcare Owner, LLC
2.	CHP Broadway Healthcare Owner, LLC
3.	CHP Calvert MOB Owner, LLC
4.	CHP Central Wing Annex MOB Owner, LLC
5.	CHP Chestnut Commons OH MOB Owner, LLC
6.	CHP Claremont CA Owner, LLC
7.	CHP Claremont Holding, LLC
8.	CHP Dunkirk MOB Owner, LLC
9.	CHP Escondido CA MOB Owner, LLC
10.	CHP GP, LLC
11.	CHP Greenfield IN MOB Owner, LLC
12.	CHP Harbour View VA MOB Owner, LLC
13.	CHP Indianapolis IN MOB Owner, I, LLC
14.	CHP Indianapolis IN MOB Owner, II, LLC
15.	CHP Indianapolis IN MOB Owner III, LLC
16.	CHP Jasper AL Owner, LLC
17.	CHP Jasper AL Tenant Corp.
18.	CHP Jefferson Commons Condo MOB Owner, LLC
19.	CHP Jonesboro Healthcare Owner, LLC
20.	CHP Knoxville Plaza A MOB Owner, LLC
21.	CHP Knoxville Plaza B MOB Owner, LLC
22.	CHP Leawood KS MOB Owner, LLC
23.	CHP Lincoln Plaza AZ MOB Owner, LLC
24.	CHP Magnolia Healthcare Owner, LLC
25.	CHP Medical Arts MOB Owner, LLC
26.	CHP Mine Creek Healthcare Owner, LLC
27.	CHP MOB Holding, LLC
28.	CHP Montecito Partners I, LLC
29.	CHP North Mountain AZ MOB Owner, LLC
30.	CHP Partners, LP
31.	CHP Raider Ranch TX Owner, LLC
32.	CHP Raider Ranch TX Senior Housing Owner, LLC
33.	CHP Raider Ranch TX Tenant Corp. (d/b/a The Isle at Raider Ranch) in Texas
34.	CHP Searcy Healthcare Owner, LLC
35.	CHP Senior Living Net Lease Holding, LLC
36.	CHP SL Owner Holding I, LLC
37.	CHP Solomons Island MOB Owner, LLC
38.	CHP Town Village OK Owner, LLC
39.	CHP Town Village OK Tenant Corp.

40.	CHP TRS Holding, Inc.
41.	CHP Town Village OK Tenant Corp.
42.	CHP TRS Holding, Inc.
43.	CHP Westville IN MOB Owner, LLC
44.	CHT Aberdeen SD Senior Living, LLC
45.	CHT Acworth GA Owner, LLC
46.	CHT Acworth GA Tenant Corp. (d/b/a Dogwood Forest of Acworth) in Georgia
47.	CHT Billings MT Senior Living, LLC
48.	CHT Brookridge Heights MI Owner, LLC
49.	CHT Brookridge Heights MI Tenant Corp.
50.	CHT Casper WY Senior Living, LLC
51.	CHT Council Bluffs IA Senior Living, LLC
52.	CHT Curry House MI Owner, LLC
53.	CHT Curry House MI Tenant Corp.
54.	CHT Decatur IL Senior Living, LLC
55.	CHT GCI Partners I, LLC
56.	CHT Grand Island NE Senior Living, LLC
57.	CHT Harborchase Assisted Living Owner, LLC
58.	CHT Harborchase TRS Tenant Corp.(d/b/a Harborchase of Villages Crossing) in Florida
59.	CHT Lima OH Senior Living, LLC
60.	CHT Mansfield OH Senior Living, LLC
61.	CHT Marion OH Senior Living, LLC
62.	CHT SL IV Holding, LLC
63.	CHT Symphony Manor MD Owner, LLC
64.	CHT Symphony Manor MD Tenant Corp.
65.	CHT Tranquility at Fredericktowne MD Owner, LLC
66.	CHT Tranquility at Fredericktowne MD Tenant Corp.
67.	CHT Windsor Manor AL Holding, LLC
68.	CHT Windsor Manor TRS Corp.
69.	CHT Woodholme Gardens MD Owner, LLC
70.	CHT Woodholme Gardens MD Tenant Corp.
71.	CHT Zanesville OH Senior Living, LLC
72.	Grinnell IA Assisted Living Owner, LLC
73.	Grinnell IA Assisted Living Tenant, LLC
74.	Indianola IA Assisted Living Owner, LLC
75.	Indianola IA Assisted Living Tenant, LLC
76.	Nevada IA Assisted Living Owner, LLC
77.	Nevada IA Assisted Living Tenant, LLC
78.	Vinton IA Assisted Living Owner, LLC
79.	Vinton IA Assisted Living Tenant, LLC
80.	Webster City IA Assisted Living Owner, LLC
81.	Webster City IA Assisted Living Tenant, LLC

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